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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Schedule 13G, to which this exhibit is attached, is filed on its behalf.


Dated: June 5, 2000

                                     THE 4202 CORPORATION


                                     /s/Deborah F. Stiles
                                     -------------------------------------------
                                     Deborah F. Stiles
                                     Vice President


                                     THE RSL 4202 TRUST,
                                     u/a/d May 14, 1999, created by
                                     Ronald S. Lauder, as grantor


                                     /s/Deborah F. Stiles
                                     -------------------------------------------
                                     Deborah F. Stiles,
                                     as sole trustee of
                                     The RSL 4202 Trust